Exhibit 99.1

BRIGHTVIEW REPORTS THIRD QUARTER FISCAL 2026 RESULTS WITH SECOND CONSECUTIVE QUARTER OF LAND MAINTENANCE REVENUE GROWTH

BLUE BELL, PA, August 4, 2026 -- BrightView Holdings, Inc. (NYSE: BV) (the “Company” or “BrightView”), the leading commercial landscaping services company in the United States, today reported unaudited results for the third quarter ended June 30, 2026.

THIRD QUARTER FISCAL 2026 SUMMARY

•
Net service revenues increased 1.3% year-over-year to $717.6 million, including an increase in land maintenance revenue of 2.3%,
•
Net income decreased $26.2 million year-over-year to $6.1 million, Net Income margin of 0.9%
•
Adjusted EBITDA2 decreased $17.1 million year-over-year to $96.1 million, Adjusted EBITDA margin2 of 13.4%,
o
Fiscal 2026 Adjusted EBITDA2 includes $16 million non-routine self-insurance adjustment and $4 million fuel headwind.
•
Extended term loan, revolving credit facility and accounts receivable securitization agreement.

COMPANY UPDATES FISCAL YEAR 2026 GUIDANCE1

2026 Guidance
Total Revenue	$2.750 to $2.780 billion
Land Maintenance Revenue	~ +2% to ~ +3%
Snow Removal Revenue	~ $290 million
Development Services Revenue	~ (5%) to ~ (3%)
Adjusted EBITDA[2]	$340 to $345 million
Adjusted Free Cash Flow[2]	$70 to $80 million

"We delivered our second consecutive quarter of Land Maintenance revenue growth, underpinned by the strategic investments we’ve made in our business”, said Dale Asplund, BrightView President and Chief Executive Officer. “Our continued focus on prioritizing our front-line employees and customers, expanding our salesforce, and commitment to operational excellence continue to strengthen our business and positions us to deliver sustainable growth over the near and long term. While this quarter had non-routine headwinds related to our self-insurance adjustment and higher fuel prices, we believe these costs don’t impact the long-term trajectory of the business and we remain focused and optimistic on delivering against our long-term outlook.”

1 For assumptions underlying the fiscal year 2026 guidance, see the Q3 2026 presentation at investor.brightview.com

2 Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted Free Cash Flow are non-GAAP measures. Refer to the “Non-GAAP Financial Measures” section for more information. The Company is not providing quantitative reconciliations of its financial outlook for Adjusted EBITDA to net income, or Adjusted Free Cash Flow to Cash flows provided by operating activities, the corresponding GAAP measures, because the respective GAAP measures that are excluded from the non-GAAP financial outlook are difficult to reliably predict or estimate without unreasonable effort due to their dependence on future uncertainties, such as items discussed below under "Forward Looking Statements." Additionally, information that is currently not available to the Company could have a potentially unpredictable and potentially significant impact on its future GAAP financial results.

Third Quarter Fiscal 2026 Results – Total BrightView

Total BrightView - Operating Highlights
	Three Months Ended June 30,			Nine Months Ended June 30,
($ in millions, except per share figures)	2026	2025	Change	2026	2025	Change
Revenue	$717.6	$708.3	1.3%	$2,035.3	$1,970.0	3.3%
Net Income (Loss)	$6.1	$32.3	(81.1%)	$(7.4)	$28.3	(126.1%)
Net Income (Loss) Margin	0.9%	4.6%	(370) bps	(0.4%)	1.4%	(180) bps
Adjusted EBITDA	$96.1	$113.2	(15.1%)	$228.6	$238.8	(4.3%)
Adjusted EBITDA Margin	13.4%	16.0%	(260) bps	11.2%	12.1%	(90) bps
Net (loss) income available to common shareholders	$(2.8)	$14.9	(118.8%)	$(34.2)	$1.0	(3,520.0%)
Weighted average number of common shares outstanding	93.1	95.2	(2.2%)	93.9	95.3	(1.5%)
Basic (Loss) per Share	$(0.03)	$0.16	(118.8%)	$(0.36)	$0.01	(3,700.0%)
Adjusted Net Income	$25.4	$45.5	(44.2%)	$36.5	$72.6	(49.7%)
Adjusted weighted average number of common shares outstanding	147.3	149.5	(1.5%)	148.2	149.6	(0.9%)
Adjusted Earnings per Share	$0.17	$0.30	(43.3%)	$0.25	$0.48	(47.9%)

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net (Loss) Income, Adjusted Earnings (Loss) per Share, and Adjusted weighted average number of common shares outstanding are non-GAAP measures. Refer to the “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” sections for more information. Basic Earnings (Loss) per Share is determined by dividing Net Income (Loss) available to common shareholders by the Weighted average number of common shares outstanding. Net income (Loss) available to common shareholders is calculated as Net Income (Loss) less dividends declared on Series A Convertible Preferred Shares and Earnings allocated to Convertible Preferred Shares

For the three months ended June 30, 2026, total revenue increased 1.3% to $717.6 million driven by a $11.6 million increase in our commercial landscaping business.

For the nine months ended June 30, 2026, total revenue increased 3.3% to $2,035.3 million driven by a $82.7 million increase in snow removal revenue, combined with a $15.3 million increase in our commercial landscaping business. The increase was partially offset by a $34.3 million decrease in our Development Services revenue.

Third Quarter Fiscal 2026 Results – Segments

Maintenance Services - Operating Highlights
	Three Months Ended June 30,			Nine Months Ended June 30,
($ in millions)	2026	2025	Change	2026	2025	Change
Landscape Maintenance	$514.5	$502.9	2.3%	$1,215.5	$1,200.2	1.3%
Snow Removal	$3.4	$5.9	(42.4%)	$293.4	$210.7	39.3%
Total Revenue	$517.9	$508.8	1.8%	$1,508.9	$1,410.9	6.9%
Adjusted EBITDA	$63.0	$81.7	(22.9%)	$168.0	$172.7	(2.7%)
Adjusted EBITDA Margin	12.2%	16.1%	(390) bps	11.1%	12.2%	(110) bps
Capital Expenditures	$55.4	$98.3	(43.6%)	$157.4	$171.3	(8.1%)

For the third quarter of fiscal 2026, revenue in the Maintenance Services Segment increased by $9.1 million, or 1.8%, from the 2025 period driven by an $11.7 million, or 2.3% increase in Commercial landscaping services revenue as a result of increases in contract revenue and to a lesser extent ancillary services.

Adjusted EBITDA for the Maintenance Services Segment for the three months ended June 30, 2026, decreased by $18.7 million to $63.0 million from $81.7 million in the 2025 period. Segment Adjusted EBITDA Margin decreased 390 basis points, to 12.2%, in the three months ended June 30, 2026, from 16.1% in the 2025 period. The decrease in Segment Adjusted EBITDA and Adjusted EBITDA Margin was primarily driven by a non-routine self-insurance adjustment, higher fuel prices, and continued investments in our sales force, partially offset by increased commercial landscaping revenue described above.

For the nine months ended June 30, 2026, Maintenance Services net service revenues increased by $98.0 million, or 6.9%, from the 2025 period. Snow removal services increased by $82.7 million, or 39.2%, due to increased snowfall in the period1 and Commercial Landscaping services increased by $15.3 million, or 1.3%. The increase in Commercial Landscaping services revenue was driven by increases in contract and ancillary service revenues.

Adjusted EBITDA for the Maintenance Services Segment for the nine months ended June 30, 2026 decreased by $4.7 million to $168.0 million from $172.7 million in the 2025 period. Segment Adjusted EBITDA Margin decreased 110 basis points, to 11.1%, in the nine months ended June 30, 2026, from 12.2% in the 2025 period. The decreases in Segment Adjusted EBITDA and Adjusted EBITDA Margin were primarily driven by a non-routine self-insurance adjustment, and continued investments in our sales force, partially offset by increased snow removal services and commercial landscaping revenue described above.

1As defined by the National Oceanic Atmospheric Administration, U.S. Department of Commerce (“NOAA”) for the Company's footprint during the respective nine-month periods

Development Services - Operating Highlights
	Three Months Ended June 30,			Nine Months Ended June 30,
($ in millions)	2026	2025	Change	2026	2025	Change
Revenue	$201.9	$201.3	0.3%	$530.7	$565.0	(6.1%)
Adjusted EBITDA	$33.1	$31.5	5.1%	$60.6	$66.1	(8.3%)
Adjusted EBITDA Margin	16.4%	15.6%	80 bps	11.4%	11.7%	(30) bps
Capital Expenditures	$9.8	$5.2	88.5%	$21.4	$24.5	(12.7%)

For the third quarter of fiscal 2026, revenue in the Development Services Segment remained relatively flat, increasing by $0.6 million, or 0.3%, compared to the prior year.

Adjusted EBITDA for the Development Services Segment for the three months ended June 30, 2026, increased $1.6 million, to $33.1 million, compared to the prior year. Segment Adjusted EBITDA Margin increased 80 basis points, to 16.4% for the quarter from 15.6% in the 2025 period. The increase in Segment Adjusted EBITDA and Segment Adjusted EBITDA Margin were primarily driven by the timing and mix of projects in the period, partially offset by a non-routine self insurance adjustment and increased investments in our sales force.

For the nine months ended June 30, 2026, revenue in the Development Services Segment decreased by $34.3 million, or 6.1%, compared to the 2025 period. The decrease was driven by the timing and mix of Development Services projects.

Adjusted EBITDA for the Development Services Segment for the nine months ended June 30, 2026, decreased $5.5 million, to $60.6 million, compared to the 2025 period. Segment Adjusted EBITDA Margin decreased 30 basis points, to 11.4%, for the period from 11.7% in the 2025 period. The decrease in Segment Adjusted EBITDA and Segment Adjusted EBITDA Margin were primarily driven by revenue described above, as well as a non-routine self insurance adjustment and increased investments in our sales force.

Total BrightView Cash Flow Metrics
	Nine Months Ended June 30,
($ in millions)	2026	2025	Change
Net Cash Provided by Operating Activities	$128.3	$207.4	(38.1%)
Adjusted Free Cash Flow	$(37.2)	$25.8	(244.2%)
Capital Expenditures	$178.8	$195.8	(8.7%)
Net Capital Expenditures	$165.5	$181.6	(8.9%)

Adjusted Free Cash Flow and Net Capital Expenditures are non-GAAP financial measures. Refer to the “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” sections for more information

Net cash provided by operating activities for the nine months ended June 30, 2026 decreased $79.1 million, to $128.3 million, from $207.4 million in the prior year. This decrease was due to a decrease in cash provided by unbilled and deferred revenue, and accounts receivable.

Adjusted Free Cash Flow decreased $63.0 million to an outflow of $37.2 million for the nine months ended June 30, 2026, from an inflow of $25.8 million in the prior year. The decrease in Adjusted Free Cash Flow was due to a decrease in net cash provided by operating activities partially offset by a decrease in cash used for capital expenditures.

For the nine months ended June 30, 2026, capital expenditures were $178.8 million, compared with $195.8 million in the prior year, representing 8.8% and 9.9% of revenue, respectively. The Company also generated proceeds from the sale of property and equipment of $13.3 million and $14.2 million during the nine months ended June 30, 2026 and 2025, respectively. Net of proceeds from the sale of property and equipment, net capital expenditures represented 8.1% of revenue in the nine months ended June 30, 2026, compared to 9.2% for the nine months ended June 30, 2025.

Total BrightView Balance Sheet Metrics
($ in millions)	June 30, 2026	September 30, 2025
Total Financial Debt[1]	$990.5	$877.4
Minus:
Total Cash & Equivalents	14.4	74.5
Total Net Financial Debt[2]	$976.1	$802.9
Total Net Financial Debt to Adjusted EBITDA ratio[3]	2.9x	2.3x
[1]Total Financial Debt includes total long-term debt, net of original issue discount, and finance lease obligations.
[2]Total Net Financial Debt equals Total Financial Debt minus Total Cash & Equivalents.
[3]Total Net Financial Debt to Adjusted EBITDA ratio equals Total Net Financial Debt divided by the trailing twelve month Adjusted EBITDA.

Total Financial Debt, Total Net Financial Debt, and Total Net Financial Debt to Adjusted EBITDA ratio are non-GAAP financial measures. Refer to the "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures" sections for more information.

As of June 30, 2026, the Company’s Total Net Financial Debt was $976.1 million, an increase of $173.2 million compared to $802.9 million as of September 30, 2025. The Company’s Total Net Financial Debt to Adjusted EBITDA ratio was 2.9x as of June 30, 2026, compared to 2.3x as of September 30, 2025.

Conference Call Information

A conference call to discuss the third quarter fiscal 2026 financial results is scheduled for August 5, 2026, at 8:30 a.m. EDT. The U.S. toll-free dial-in for the conference call is (833) 354-6854 and the international dial-in is +1 (785) 838-9343. The Conference Access Code is BRIGHT. A live audio webcast of the conference call will be available on the Company’s investor website https://investor.brightview.com, where presentation materials will be posted prior to the call.

A replay of the call will be available until 11:59 p.m. EDT on August 19, 2026. To access the recording, dial (800) 839-5127 (Access Code 34211). A link to the current Earnings Call slides can be found at investor.brightview.com.

About BrightView

BrightView (NYSE: BV), the nation’s largest commercial landscaper, proudly designs, creates, and maintains the best landscapes on Earth and provides the most efficient and comprehensive snow and ice removal services. With a dependable service commitment, BrightView brings brilliant landscapes to life at premier properties across the United States, including business parks and corporate offices, homeowners' associations, healthcare facilities, educational institutions, retail centers, resorts and theme parks, municipalities, golf courses, and sports venues. BrightView also serves as Field Consultant to Major League Baseball. Through industry-leading best practices and sustainable solutions, BrightView is invested in taking care of our team members, engaging our clients, inspiring our communities, and preserving our planet. Visit www.BrightView.com and connect with us on X, Facebook, and LinkedIn.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provision of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are subject to the “safe harbor” created by those sections. All statements, other than statements of historical facts included in this presentation, including statements concerning our plans, objectives, goals, beliefs, business outlook, business trends, expectations regarding our industry, strategy, future events, future operations, future liquidity and financial position, future revenues, projected costs, prospects, plans and objectives of management and other information, may be forward-looking statements.

Words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates,” and variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not historical facts or guarantees of future performance and are based upon our current expectations, beliefs, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond our control. Our expectations, beliefs, and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved, and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Factors that could cause actual results to differ materially from those projected include, but are not limited to: competitive industry pressures; our ability to preserve long-term customer relationships; a determination by customers to reduce their outsourcing or use of preferred vendors; inconsistent practices and the operating results of individual branches; our ability to implement our business strategies and achieve our growth objectives; impacts of future acquisitions or other strategic transactions; the possibility that costs or difficulties related to the integration of acquired businesses’ operations will be greater than expected and the possibility that integration efforts will disrupt our business and strain management time and resources; the seasonal nature of our landscape maintenance services; our dependence on weather conditions and the impact of severe weather and climate change on our business; any failure to accurately estimate the overall risk, requirements, or costs when we bid on or negotiate contracts that are ultimately awarded to us and, for such contracts, the ability to collect amounts owed under such contracts; the conditions and periodic fluctuations of the new commercial construction sector, as well as spending on repair and upgrade activities; the level, timing and location of snowfall; our ability to retain or hire our executive management and other key personnel; our ability to attract, retain and maintain positive relations with workers; any failure to properly verify employment eligibility of our employees; the liability exposure from our use of subcontractors to perform work under certain customer contracts; our recognition of future impairment charges; laws and governmental regulations, including those relating to employees, wage and hour, immigration, human health, safety, transportation and the associated financial impact of such regulations; environmental, health and safety laws and regulations, including laws pertaining to the use of pesticides, herbicides and fertilizers, or liabilities thereunder, as well as the related risk of potential litigation; the distraction and impact caused by adverse litigation judgments or settlements resulting from legal proceedings relating to our business operations; expenses related to allegations, claims, proceedings, judgments or settlements exceeding the amounts of our insurance coverage or estimates of accrued self-insured claims; tax increases and changes in tax rules; any increase in on-job accidents involving employees; any failure, inadequacy, interruption, security failure or breach of our information technology systems; compliance with data privacy regulations; our ability to adequately protect our intellectual property; any adverse consequences of our substantial indebtedness; increases in interest rates governing our variable rate indebtedness increasing the cost of servicing our substantial indebtedness; risks related to counterparty credit worthiness or non-performance of the derivative financial instruments we utilize; restrictions within our debt agreements that limit our flexibility in operating; our ability to generate sufficient cash flow to satisfy our significant debt service obligations; the incurrence of substantially more debt, including off-balance sheet financing, contractual obligations and general and commercial liabilities; any failure to extend credit under our facility or reduce the borrowing base under our Revolving Credit Facility; any future sales, or the perception of future sales, by us or our affiliates, which could cause the market price for our common stock to decline; the ability of KKR and One Rock to exert significant influence over us; anti-takeover provisions in our organizational documents that could delay or prevent a change in control; the authorization of our Board of Directors to issue and designate shares of our preferred stock in additional series without stockholder approval; the fact that the holders of our Series A Preferred Stock may have different interests from and vote their shares in a manner deemed adverse to, holders of our common stock; the dividend, liquidation, and redemption rights of the holders of our Series A Preferred Stock; our certificate of incorporation restricting all stockholder litigation matters to the Court of Chancery of the State of Delaware and the federal district courts of the United States of America; general business, economic, and financial market conditions; increases in raw material costs, fuel prices, wages and other operating costs, and changes in our ability to source adequate supplies and materials in a timely manner; occurrence of natural disasters, terrorist attacks, global health emergencies and other external events; heightened inflation, geopolitical conflicts, recession, financial market disruptions, trade policies and tariffs, and other economic conditions; corporate responsibility matters and/or our reporting of such matters; significant changes in our stock price and its ability for resale; securities analysts’ reports about our business or their downgrade of our stock or sector; maintaining effective internal controls; and costs and requirements imposed as a result of maintaining compliance with the requirements of being a public company.

Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under “Item 1A. Risk Factors” in our Form 10-K for the fiscal year ended September 30, 2025, and such factors may be updated from time to time in our periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. Any forward-looking statement made in this press release speaks only as of the date on which it was made. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures

To supplement the Company’s financial information presented in accordance with GAAP and aid understanding of the Company’s business performance, the Company uses certain non-GAAP financial measures, namely “Adjusted EBITDA”, “Adjusted EBITDA Margin”, “Adjusted Net (Loss) Income”, “Adjusted Earnings (Loss) per Share”, “Adjusted Free Cash Flow”, "Net Capital Expenditures", “Total Financial Debt”, “Total Net Financial Debt” and “Total Net Financial Debt to Adjusted EBITDA ratio”. We believe Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net (Loss) Income, Adjusted (Loss) Earnings per Share, Adjusted Free Cash Flow, Net Capital Expenditures, Total Financial Debt, Total Net Financial Debt, and Total Net Financial Debt to Adjusted EBITDA ratio assist investors in comparing our results across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes these non-GAAP financial measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management regularly uses these measures as tools in evaluating our operating performance, financial performance and liquidity. Management uses Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net (Loss) Income, Adjusted Earnings (Loss) per Share, Adjusted Free Cash Flow, Net Capital Expenditures, Total Financial Debt, Total Net Financial Debt, and Total Net Financial Debt to Adjusted EBITDA ratio to supplement comparable GAAP measures in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation and to compare our performance against that of other peer companies using similar measures. In addition, we believe that Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net (Loss) Income, Adjusted Earnings (Loss) per Share, Adjusted Free Cash Flow, Net Capital Expenditures, Total Financial Debt, Total Net Financial Debt, and Total Net Financial Debt to Adjusted EBITDA ratio are frequently used by investors and other interested parties in the evaluation of issuers, many of which also present Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net (Loss) Income, Adjusted Earnings (Loss) per Share, Adjusted Free Cash Flow, Net Capital Expenditures, Total Financial Debt, Total Net Financial Debt, and Total Net Financial Debt to Adjusted EBITDA ratio when reporting their results in an effort to facilitate an understanding of their operating and financial results and liquidity. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Adjusted EBITDA: We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation and amortization, as further adjusted to exclude certain non-cash, non-recurring and other adjustment items.

Adjusted EBITDA Margin: We define Adjusted EBITDA Margin as Adjusted EBITDA, defined above, divided by Net Service Revenues.

Adjusted Net (Loss) Income: We define Adjusted Net (Loss) Income as net (loss) including interest and depreciation, and excluding other items used to calculate Adjusted EBITDA and further adjusted for the tax effect of these exclusions and the removal of the discrete tax items.

Adjusted Earnings per Share: We define Adjusted Earnings per Share as Adjusted Net Income divided by the (i) weighted average number of common shares outstanding used in the calculation of basic earnings per share plus (ii) shares of common stock related to the Series A Preferred Stock on an as-converted basis, assumed to be converted for the entire period. The addition of shares of common stock related to the Series A Convertible Preferred Stock on an as-converted basis reflects the dilutive impact of the potential conversion of the Series A Preferred Stock and is expected to provide comparability in future periods.

Adjusted Free Cash Flow: We define Adjusted Free Cash Flow as cash flows from operating activities less capital expenditures, net of proceeds from the sale of property and equipment.

Net Capital Expenditures: We define Net Capital Expenditures as capital expenditures net of proceeds from the sale of property and equipment.

Total Financial Debt: We define Total Financial Debt as total long-term debt, net of original issue discount, and finance lease obligations.

Total Net Financial Debt: We define Total Net Financial Debt as Total Financial Debt minus total cash and cash equivalents.

Total Net Financial Debt to Adjusted EBITDA ratio: We define Total Net Financial Debt to Adjusted EBITDA ratio as Total Net Financial Debt divided by the trailing twelve month Adjusted EBITDA.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net (Loss) Income, Adjusted (Loss) Earnings per Share, Adjusted Free Cash Flow, Net Capital Expenditures, Total Financial Debt, Total Net Financial Debt, and Total Net Financial Debt to Adjusted EBITDA ratio are not recognized terms under GAAP and should not be considered as an alternative to net income (loss) or the ratio of net income (loss) to net revenue as a measure of financial performance, cash flows provided by operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. Additionally, these measures are not intended to be a measure of Adjusted Free Cash Flow available for management’s discretionary use as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentations of these measures have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to the same or other similarly titled measures of other companies and can differ significantly from company to company.

INVESTOR RELATIONS CONTACT:	MEDIA CONTACT:
BrightView Holdings, Inc.	David Freireich, VP of Communications & Public Affairs
IR@BrightView.com	David.Freireich@BrightView.com

BrightView Holdings, Inc.

Consolidated Balance Sheets

(Unaudited)

(in millions)*	June 30, 2026	September 30, 2025
Assets
Current assets:
Cash and cash equivalents	$14.4	$74.5
Accounts receivable, net	401.0	393.1
Unbilled revenue	111.1	113.1
Other current assets	83.3	85.6
Total current assets	609.8	666.3
Property and equipment, net	613.8	541.6
Intangible assets, net	49.8	66.5
Goodwill	2,015.7	2,015.7
Operating lease assets	74.8	72.1
Other assets	48.0	29.8
Total assets	$3,411.9	$3,392.0
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$119.0	$137.7
Current portion of long-term debt	7.4	—
Deferred revenue	79.2	87.6
Current portion of self-insurance reserves	53.2	52.3
Accrued expenses and other current liabilities	191.9	212.2
Current portion of operating lease liabilities	25.7	24.7
Total current liabilities	476.4	514.5
Long-term debt, net	875.3	790.2
Deferred tax liabilities	63.5	63.8
Self-insurance reserves	131.2	122.8
Long-term operating lease liabilities	55.0	53.5
Other liabilities	68.7	47.1
Total liabilities	1,670.1	1,591.9
Mezzanine equity:
Series A convertible preferred shares, $0.01 par value, 7% cumulative dividends; 500,000 shares issued and outstanding as of June 30, 2026 and September 30, 2025, aggregate liquidation preference of $512.0 as of June 30, 2026 and September 30, 2025	507.1	507.1
Stockholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; no shares issued or outstanding as of June 30, 2026 and September 30, 2025	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized; 111,400,000 and 110,000,000 shares issued and 92,800,000 and 94,800,000 shares outstanding as of June 30, 2026 and September 30, 2025, respectively	1.1	1.1
Treasury stock, at cost; 18,600,000 and 15,200,000 shares as of June 30, 2026 and September 30, 2025, respectively	(240.8)	(197.8)
Additional paid-in capital	1,491.1	1,503.5
Accumulated deficit	(20.3)	(12.9)
Accumulated other comprehensive income (loss)	3.6	(0.9)
Total stockholders’ equity	1,234.7	1,293.0
Total liabilities, mezzanine equity and stockholders’ equity	$3,411.9	$3,392.0

(*) Amounts may not total due to rounding.

BrightView Holdings, Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2026	2025	2026	2025
(in millions)*
Net service revenues	$717.6	$708.3	$2,035.3	$1,970.0
Cost of services provided	565.7	537.4	1,631.4	1,524.8
Gross profit	151.9	170.9	403.9	445.2
Selling, general and administrative expense	114.5	106.2	345.9	343.5
Amortization expense	5.1	7.1	16.7	22.3
Income from operations	32.3	57.6	41.3	79.4
Other expense (income)	9.0	(0.7)	8.9	0.1
Interest expense, net	14.9	13.4	42.1	40.3
Income (loss) before income taxes	8.4	44.9	(9.7)	39.0
Income tax expense (benefit)	2.3	12.6	(2.3)	10.7
Net income (loss)	$6.1	$32.3	$(7.4)	$28.3
Less: Dividends on Series A convertible preferred shares	8.9	8.9	26.8	26.8
Net (loss) income attributable to common stockholders	$(2.8)	$23.4	$(34.2)	$1.5
Earnings (loss) per share:
Basic (loss) earnings per share	$(0.03)	$0.16	$(0.36)	$0.01
Diluted earnings (loss) per share	$(0.03)	$0.15	$(0.36)	$0.01

BrightView Holdings, Inc.

Net Loss (Income) Available to Common Shareholders

(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2026	2025	2026	2025
(in millions)*
Net income (loss)	$6.1	$32.3	$(7.4)	$28.3
Less: Dividends on Series A convertible preferred shares	(8.9)	(8.9)	(26.8)	(26.8)
Less: Earnings allocated to Convertible Preferred Shares	—	(8.5)	—	(0.5)
Net (loss) income available to common shareholders	$(2.8)	$14.9	$(34.2)	$1.0

BrightView Holdings, Inc.

Segment Reporting

(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2026	2025	2026	2025
(in millions)*
Maintenance Services	$517.9	$508.8	$1,508.9	$1,410.9
Development Services	201.9	201.3	530.7	565.0
Eliminations	(2.2)	(1.8)	(4.3)	(5.9)
Net Service Revenues	$717.6	$708.3	$2,035.3	$1,970.0
Maintenance Services	$55.4	$98.3	$157.4	$171.3
Development Services	9.8	5.2	21.4	24.5
Capital Expenditures	$65.2	$103.5	$178.8	$195.8
Maintenance Services	$63.0	$81.7	$168.0	$172.7
Development Services	33.1	31.5	60.6	66.1
Adjusted EBITDA	$96.1	$113.2	$228.6	$238.8

(*) Amounts may not total due to rounding.

BrightView Holdings, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended June 30,
	2026	2025
(in millions)*
Cash flows from operating activities:
Net (loss) income	$(7.4)	$28.3
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	137.0	101.2
Amortization of intangible assets	16.7	22.3
Amortization of financing costs and original issue discount	2.2	2.2
Loss on debt extinguishment	9.8	0.7
Deferred taxes	(4.0)	0.8
Equity-based compensation	13.0	13.6
Realized gain on hedges	(3.0)	(4.1)
Gain on disposal of property and equipment	(11.1)	(10.8)
Other non-cash activities	3.3	8.6
Change in operating assets and liabilities:
Accounts receivable	(11.3)	10.0
Unbilled and deferred revenue	(6.4)	44.7
Other operating assets	1.3	(3.5)
Accounts payable and other operating liabilities	(11.8)	(6.6)
Net cash provided by operating activities	128.3	207.4
Cash flows from investing activities:
Purchase of property and equipment	(178.8)	(195.8)
Proceeds from sale of property and equipment	13.3	14.2
Other investing activities	0.2	2.4
Net cash (used) by investing activities	(165.3)	(179.2)
Cash flows from financing activities:
Repayments of finance lease obligations	(40.8)	(38.4)
Repayments of receivables financing agreement	(13.0)	(27.9)
Proceeds from receivables financing agreement, net of issuance costs	104.5	14.5
Debt issuance and prepayment costs	(10.4)	(1.3)
Series A preferred stock dividend	(26.9)	(26.9)
Proceeds from issuance of common stock	0.8	2.8
Repurchase of common stock and distributions	(42.8)	(14.5)
Contingent business acquisition payments	—	(0.5)
Increase in book overdrafts	5.6	2.5
Other financing activities	(0.1)	0.2
Net cash (used) by financing activities	(23.1)	(89.5)
Net change in cash and cash equivalents	(60.1)	(61.3)
Cash and cash equivalents, beginning of period	74.5	140.4
Cash and cash equivalents, end of period	$14.4	$79.1
Supplemental Cash Flow Information:
Cash paid for income taxes, net	$1.6	$2.4
Cash paid for interest	$49.0	$43.3
Accrual for property and equipment	$6.3	$9.1

(*) Amounts may not total due to rounding.

BrightView Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
(in millions)*	2026	2025	2026	2025
Adjusted EBITDA
Net income (loss)	$6.1	$32.3	$(7.4)	$28.3
Income tax expense (benefit)	2.3	12.6	(2.3)	10.7
Interest expense, net	14.9	13.4	42.1	40.3
Depreciation expense	46.7	38.9	137.0	101.2
Amortization expense	5.1	7.1	16.7	22.3
Business transformation and integration costs (a)	6.3	4.2	19.0	21.2
Equity-based compensation (b)	4.9	4.7	13.7	14.1
Debt extinguishment (f)	9.8	—	9.8	0.7
Adjusted EBITDA	$96.1	$113.2	$228.6	$238.8
Adjusted Net (Loss) Income
Net income (loss)	$6.1	$32.3	$(7.4)	$28.3
Amortization expense	5.1	7.1	16.7	22.3
Business transformation and integration costs (a)	6.3	4.2	19.0	21.2
Equity-based compensation (b)	4.9	4.7	13.7	14.1
Debt extinguishment (f)	9.8	—	9.8	0.7
Income tax adjustment (c)	(6.8)	(2.8)	(15.3)	(14.0)
Adjusted Net Income	$25.4	$45.5	$36.5	$72.6
Adjusted Earnings per Share
Numerator:
Adjusted Net (Loss) Income	$25.4	$45.5	$36.5	$72.6
Denominator:
Weighted average number of common shares outstanding – basic	93,092,000	95,228,000	93,918,000	95,302,000
Plus:
Dilutive impact of Series A convertible preferred stock as-converted	54,242,000	54,242,000	54,242,000	54,242,000
Adjusted weighted average number of common shares outstanding	147,334,000	149,470,000	148,160,000	149,544,000
Adjusted (Loss) Earnings per Share	$0.17	$0.30	$0.25	$0.48

(*) Amounts may not total due to rounding.

(a)
Business transformation and integration costs consist of (i) severance and related costs; (ii) business integration costs and (iii) information technology infrastructure, transformation costs, and other.

	Three Months Ended June 30,		Nine Months Ended June 30,
(in millions)*	2026	2025	2026	2025
Severance and related costs	$0.3	$—	$1.3	$(0.4)
Business integration (d)	—	0.2	0.2	—
IT, infrastructure, transformation, and other (e)	6.0	4.0	17.5	21.6
Business transformation and integration costs	$6.3	$4.2	$19.0	$21.2

BrightView Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

(b)
Represents equity-based compensation expense and related taxes recognized for outstanding equity incentive plans.
(c)
Represents the tax effect of pre-tax items excluded from Adjusted Net Income and the removal of the applicable discrete tax items, which collectively result in a reduction of income tax expense (benefit). The tax effect of pre-tax items excluded from Adjusted Net Income is computed using the statutory rate related to the jurisdiction that was impacted by the adjustment after taking into account the impact of permanent differences and valuation allowances. Discrete tax items include changes in laws or rates, changes in uncertain tax positions relating to prior years and changes in valuation allowances.

	Three Months Ended June 30,		Nine Months Ended June 30,
(in millions)*	2026	2025	2026	2025
Tax impact of pre-tax income adjustments	$6.2	$3.1	$16.0	$14.0
Discrete tax items	0.6	(0.3)	(0.7)	—
Income tax adjustment	$6.8	$2.8	$15.3	$14.0

(d)
Represents isolated expenses specifically related to the integration of acquired companies such as one-time employee retention costs, employee onboarding and training costs, fleet and uniform rebranding costs, and adjustments to performance based contingent consideration. The Company excludes Business integration costs from the measures disclosed above since such expenses vary in amount due to the number of acquisitions and size of acquired companies as well as factors specific to each acquisition, and as a result lack predictability as to occurrence and/or timing, and create a lack of comparability between periods.
(e)
Represents expenses related to distinct initiatives, typically significant enterprise-wide changes, including actions taken as part of the Company's One BrightView initiative, and other non-operating expenses. Such expenses are excluded from the measures disclosed above since such expenses vary in amount based on occurrence as well as factors specific to each of the activities, are outside of the normal operations of the business, and create a lack of comparability between periods.
(f)
Represents losses on the extinguishment of debt related to Amendment No. 10 to the Credit Agreement, Amendment No. 11 to the Credit Agreement, and the Sixth Amendment to the Receivables Financing Agreement, in the fiscal year ended September 30, 2026, and Amendment No. 9 to the Credit Agreement, in the fiscal year ended September 30, 2025 and includes accelerated amortization of deferred financing fees and original issue discount as well as fees paid to lenders and third parties.

Adjusted Free Cash Flow	Nine Months Ended June 30,
(in millions)*	2026	2025
Cash flows provided by operating activities	$128.3	$207.4
Minus:
Capital expenditures	$178.8	$195.8
Plus:
Proceeds from sale of property and equipment	13.3	14.2
Adjusted Free Cash Flow	$(37.2)	$25.8
Net Capital Expenditures
Capital Expenditures	$178.8	$195.8
Less:
Proceeds from sale of property and equipment	13.3	14.2
Net Capital Expenditures	$165.5	$181.6

Total Financial Debt and Total Net Financial Debt
(in millions)*	June 30, 2026	September 30, 2025
Long-term debt, net	$875.3	$790.2

Plus:
Current portion of long term debt	7.4	—
Financing costs, net	7.0	5.3
Present value of net minimum payment - finance lease obligations (g)	100.8	81.9
Total Financial Debt	990.5	877.4
Less: Cash and cash equivalents	(14.4)	(74.5)
Total Net Financial Debt	$976.1	$802.9
Total Net Financial Debt to Adjusted EBITDA ratio	2.9x	2.3x

(g)
Balance is presented within Accrued expenses and other current liabilities and Other liabilities in the Consolidated Balance Sheet.

(*) Amounts may not total due to rounding.